Exhibit 99.1

News Release

QEP RESOURCES PROVIDES UPDATE ON STRATEGIC INITIATIVES
Names two new Directors to Board and announces $500 million share repurchase program
Company to implement the separation of QEP Field Services into publicly-traded company and explore alternative strategic transactions
Initiates non-core E&P asset sales
DENVER, Colorado - January 30, 2014 - QEP Resources Inc. (NYSE: QEP, “QEP” or the “Company”), today announced that, after significant review including discussions with shareholders, its Board of Directors has approved a series of strategic initiatives designed to maximize the inherent value of the Company’s midstream business while focusing on its core upstream business. These initiatives include:

•	Increasing the upstream and midstream expertise on its Board of Directors;

•	Preparing and filing documents to facilitate the separation of the midstream business, QEP Field Services Company, from QEP Resources;

•	Commencing the sale process of non-core Midcontinent upstream assets; and

•	Authorizing the return of capital to shareholders through a $500 million share repurchase program.

“After a thorough and ongoing analysis with our Board, management team and financial and legal advisors, we firmly believe that, along with other steps we have taken recently, these initiatives will unlock additional value for shareholders,” said Chuck Stanley, Chairman, President and CEO of QEP. “We believe the separation of our midstream business will result in two distinct entities with experienced and incentivized leadership teams able to compete more effectively in their respective markets.”
New QEP Resources Board Members
The QEP Resources Board appointed Robert F. Heinemann and Thomas C. O’Connor to the Board, effective immediately.
Mr. Heinemann brings significant E&P expertise to QEP’s Board through his experience as President, Chief Executive Officer and Director of Berry Petroleum Company, where he developed and executed the company’s growth and capital allocation strategies. During his nine years as CEO, Berry Petroleum increased production from approximately 15,000 barrels of oil equivalent per day (BOED) to over 40,000 BOED and increased total enterprise value from $375 million to approximately $4 billion, ultimately culminating in a sale of the company. Mr. Heinemann will seek election for a three-year term at the Company’s 2014 Annual Meeting. He will replace Keith Rattie, who is retiring from the QEP Board.
Mr. O’Connor brings deep midstream expertise to the QEP Board through his experience as Chairman and CEO of DCP Midstream, LLC (DCP) from 2007 to 2013. DCP is one of the largest midstream companies in the United States. Mr. O’Connor also served as Chairman of a publicly traded Master Limited Partnership, DCP Midstream Partners, LP (NYSE:DPM). During his tenure, Mr. O’Connor led DCP on the most aggressive growth plan in the company’s history, including over $5 billion of construction and development projects. Mr. O’Connor will seek election for a three-year term at the Company’s 2015 Annual Meeting.
QEP’s Lead Director, Dr. M. W. Scoggins, commented on the changes to the Company’s Board of Directors: “On behalf of the Board, our shareholders, and our employees, I would like to thank Keith for his many years of dedicated and valuable service. We welcome Bob and Tom to the Board and look forward to benefitting from their extensive experience in both the E&P and

Exhibit 99.1

midstream sectors where each has a proven track record of delivering long-term shareholder value through sound capital allocation strategies.”
QEP Field Services Separation
The Board of Directors has authorized management to implement the separation of QEP Field Services Company, including the Company's interest in QEP Midstream Partners, LP (“QEPM”, NYSE: QEPM), from QEP Resources into a standalone public company. The Company is preparing the appropriate Securities and Exchange Commission (SEC) filings for the definitive separation. In connection with the contemplated separation of QEP Field Services, Korn/Ferry International has been retained to assist in recruiting an executive management team for the new midstream company.
Simultaneous with the preparation of these SEC filings, the Company and its advisors will entertain and evaluate proposals for alternative transactions for separating the midstream business. Following analysis of any such proposals, the Board, in consultation with its advisors, will select the alternative it believes maximizes value for shareholders. For background on the decision to separate QEP Field Services from QEP Resources please see the Company’s Form 8-K filed December 5, 2013.
E&P Divestiture Update
As previously announced, QEP plans to sell non-core E&P assets located in the Midcontinent during the first half of 2014. The Company is working with an advisor to effectuate the sale of the assets in multiple packages, the first two of which, the Granite Wash and “Cana” Woodford packages, will be marketed beginning in mid-February. The Company anticipates closing the asset sales by July. In order to more accurately incorporate the impacts of these and previously announced corporate initiatives, the Company now expects to issue 2014 guidance in conjunction with fourth quarter 2013 results on February 25, 2014.
Returning Capital to Shareholders
The QEP Board has authorized a common stock repurchase program for up to $500 million of common shares. The timing and amount of any QEP common share purchases will depend upon a number of factors, including general market conditions, the Company’s financial position and the estimated intrinsic value of the Company’s shares. QEP currently has approximately 179 million common shares outstanding and its total market capitalization is approximately $5.5 billion based on the closing price of the Company's stock on December 31, 2013.

Forward-Looking Statements
This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. All statements that address expectations or projections about the future are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future results which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: the availability of capital; global geopolitical and macroeconomic factors; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural gas, oil and NGL; natural gas, NGL and oil prices; impact of new laws and regulations, including regulations regarding the use of hydraulic fracture stimulation and the implementation of the Dodd-Frank Act; elimination of federal income tax deductions for oil and gas exploration and development; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; weather conditions; changes in maintenance and construction costs and possible inflationary pressures; permitting delays; the availability and cost of credit; outcome of contingencies such as legal proceedings; inability to successfully integrate acquired assets; purchase price adjustments relating to asset sales; risks relating to the securities markets generally; the impact of adverse market conditions affecting the Company's business; fluctuations in processing margins; unexpected changes in costs for constructing, modifying or operating midstream facilities; lack of, or disruptions in, adequate and reliable transportation for the Company's products; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; inadequate supplies of water and/or lack of water disposal sources; the implications of the JANA Partners, LLC share accumulations and its proposals to the Company and

Exhibit 99.1

the Company’s response to those proposals; the impact of capital market and business conditions on the nature and timing of a separation of QEP Field Services; the impact on QEP of such separation, including the time and resources devoted to its execution and the consequences of separation of the midstream assets from QEP; the impact of market conditions and other circumstances affecting the timing, pricing and likelihood of contemplated dispositions; the impact of market conditions and other circumstances on the timing, pricing and extent of share repurchases or distributions on shares; future opportunities that the Company’s board of directors may determine present greater potential value to stockholders than any contemplated transaction; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on its website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

About QEP Resources
QEP Resources, Inc. (NYSE:QEP) is a leading independent natural gas and crude oil exploration and production company focused in two major regions: the Northern Region (primarily the Rockies and the Williston Basin) and the Southern Region (primarily Oklahoma, the Texas Panhandle, and Louisiana) of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas. QEP Resources is the majority owner of QEP Midstream Partners, LP (NYSE:QEPM) and owns 100% of the partnership’s general partner. For more information, visit QEP Resources' website at: www.qepres.com.
Contact
QEP Resources, Inc.
Investors:
Greg Bensen
Director, Investor Relations
303-405-6665

Media:
Brent Rockwood
Director, Communications
303-672-6999